Exhibit 32.1

CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Quotient Limited, a company incorporated under the laws of Jersey, Channel Islands (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the quarter ended December 31, 2021 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2022	/s/ Manuel O. Méndez
Manuel O. Méndez
Chief Executive Officer

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.